                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                -------------
                                  FORM 8-K/A

                               AMENDMENT NO. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 11, 1995

                              NU-TECH BIO-MED, INC.
                                  -------------
               (Exact Name of Registrant as specified in charter)

      Delaware                   0-11772              25-1411971
---------------------------------------------------------------------
(State or other jurisdic-       (Commission         (IRS Employer
tion of incorporation)          File Number)      Identification No.)

55 Access Road, Warwick, Rhode Island                    02886
---------------------------------------------------------------------
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (401) 732-6520
---------------------------------------------------------------------
(Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS.

         Listing of Common Stock on the Boston Stock Exchange

         On August 11, 1995, the Common Stock of the Company was listed for trading on the Boston Stock Exchange under the symbol "NTB".

         Clinical Trials Agreement

         On August 14, 1995, Analytical Biosystems Corporation ("ABC"), a wholly-owned subsidiary of the Company, entered into an agreement (the "Clinical Trials Agreement") with a research institution (the "Institution") and certain individuals (the "Principal Investigators").

         The Clinical Trials Agreement relates to the conduct and performance of certain proprietary research and development activities to be performed and/or coordinated on a work for hire basis on behalf of ABC by the Institution. The protocol for which the clinical trials are to be conducted is entitled "A Randomized Trial Comparing Empiric Therapy Versus Chemotherapy Directed by In Vitro Sensitivity Testing in Patients with Carcinoma of Unknown Primary Site". The conduct of the clinical trials is under the exclusive direction and control of the Institution and the Principal Investigators, who will coordinate the protocol with participating physicians, manage the project, collect and correlate data and provide ABC with a final report of the study in form and content generally accepted by medical and scientific publications and journals. The Principal Investigators are to direct the study in accordance with applicable Institution policies and are in accordance with generally accepted standards of good clinical practice, and all applicable local, state and federal laws and regulations governing the performance of clinical investigations.

         The total approximate cost to ABC is not to exceed $568,000. ABC may terminate the Clinical Trials Agreement with the Institution at any time, in which case it is responsible for a payment to the Institution on the basis of the number of patients evaluated through the date of termination. The clinical trials being conducted are non-mandatory and are part of the Company's objective of obtaining correlated data with respect to evaluated patients with respect to whom treatment has been determined with the aid of the FCA. The cost of the funding of such clinical trials was an anticipated use of proceeds received from the Company's December 20, 1994 public offering. It is anticipated that the clinical trials will commence on or about October 16, 1995 and will be completed approximately one year thereafter.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                  INFORMATION AND EXHIBITS

                  (c)      Exhibits.

                  Exhibit No.                             Description of Exhibit
                  -----------                             ----------------------
                     10.1                            Redacted copy of Clinical Trials
                                                     Agreement dated August 14, 1995.
                                                     Portions of full unredacted copy of this
                                                     exhibit is the subject of a confidential
                                                     treatment request.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NU-TECH BIO-MED, INC.

                                            By: /s/ J. Marvin Feigenbaum
                                                ----------------------------
                                                J. Marvin Feigenbaum
                                                Chairman of the Board,
                                                President, Chief Executive
                                                and Chief Financial Officer

Dated:  January 10, 1996

                         EXHIBIT INDEX
                         -------------


Exhibit No.             Description                                   Page No.
-----------             -------------                                 -------
EX-10.1                 Redacted copy of Clinical Trials Agreement